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                                                                    Exhibit 10.4

                       FORM OF MEMORANDUM OF UNDERSTANDING

            This MEMORANDUM OF UNDERSTANDING (this "Memorandum") dated as of February 13, 1998, sets forth the mutual and binding understanding of [name of executive] (the "Executive") and NBC Acquisition Corp. (the "Buyer") regarding the material terms of employment of Executive by Nebraska Book Company, Inc. (the "Company") following the Merger (as defined below).

            The Buyer, NBC Merger Corp. ("Buyer's Sub") and the Company have entered into an agreement (the "Merger Agreement") to merge Buyer's Sub into the Company (the "Merger"). This Memorandum will only take effect upon the consummation of the Merger. For good and fair value and consideration, the parties agree as follows:

o     POSITION:

      Executive shall be employed as President and Chief Executive Officer of the Company.

o     TERM:

      The term of Executive's employment hereunder (the "Term") shall be from the date of the consummation of the Merger to March 31, 2001, unless extended or earlier terminated in accordance with this Memorandum or otherwise by agreement of the parties. The Term shall be automatically extended for additional periods of one year each unless either party gives at least 120 day prior written notice to the other of the intention to terminate the Executive's employment hereunder at the end of the then current Term.

o     BASE SALARY:

      Executive will be paid a base salary at the rate of $[     ](1) per annum.
      Increases in base salary for Executive shall be determined by the Board of Directors of the Company (the "Board") after due consideration of the recommendation of the Chief Executive Officer of the Company (the "CEO"). Increases in base salary thereafter shall be determined annually in the same manner.

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(1)   The executives' salaries are: Mark W. Oppegard - $187,000; Bruce E. Nevius
      - $90,000; Larry R. Rempe - $105,000; Kenneth F. Jirovsky - $100,000;
      William H. Allen - $100,000; Thomas A. Hoff - $80,000; and Ardean A. Arndt
      - $73,500.
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o     INCENTIVE BONUSES:

      Executive shall be afforded the opportunity to earn an Incentive Bonus with respect to each of fiscal years 1999, 2000 and 2001 based upon the attainment of financial objectives established by the Board (or a committee thereof), following consideration of the recommendation of the CEO.

o     STOCK OWNERSHIP:

      Immediately prior to the Merger, Executive shall exchange shares of common stock of the Company owned by Executive (the "Roll Over Shares") for securities of the Buyer (the "Buyer Securities"). The Buyer Securities received by Executive in such exchange shall consist of common stock and shall be issued on the same terms and in the same proportions as are applicable to the other investors in the Buyer.

o     STOCK OPTIONS:

      For each of fiscal years 1999, 2000 and 2001, Executive shall be granted options to acquire a number of shares of common stock of the Buyer to be determined by the Board, subject to the achievement by the Company of annual performance targets to be established by the Board.

      The options shall have an exercise price equal to the fair market value per share as of the date of grant. Each option shall be exercisable as to 25% of the shares covered thereby on the date of grant and shall become exercisable as to an additional 25% of the shares covered thereby on each of the first three anniversaries of the date of grant of such option, subject to Executive's continued employment with the Company on such anniversary dates. Customary terms and conditions shall apply to such options.

o     TAG-ALONG AND DRAG-ALONG RIGHTS:

      In the event of a sale of the majority of the common stock of the Buyer, all shares of Buyer stock owned by Executive (including shares hereafter acquired) shall be subject to tag-along and drag-along rights, entitling and obligating Executive to sell his shares ratably with, and on the same terms and conditions as, other selling shareholders.

o     NON-TRANSFERABILITY OF STOCK:

      Other than the sale described above, Executive shall not sell, transfer, pledge or convey any Buyer stock or options other than (i) for estate planning purposes, to a family trust or family partnership for the benefit of immediate members of the Executive's family, (ii) upon Executive's death, to his estate,
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      (iii) upon Executive's disability or (iv) after an initial public offering of Buyer common stock, subject in each case (except iv) to the tag-along and drag-along provisions of the immediately preceding paragraph.

o     TERMINATION OF EMPLOYMENT PRIOR TO THE EXPIRATION OF TERM:

      -Termination by the Company without "cause": Executive entitled to (i) continued payment of base salary for 12 months, (ii) payment of Incentive Bonus when otherwise due in respect of year of termination, prorated through date of termination, and (iii) continuation for 12 months of any health, life insurance and disability insurance benefits provided to the Executive immediately before such termination.

      -Death/Disability: Executive entitled to (i) payment of base salary through the date of termination plus an additional six (6) months, and
      (ii) payment of Incentive Bonus when otherwise due in respect of year of termination, prorated through date of termination.

      -Executive voluntary resignation or termination by Company for "cause":
      Executive entitled to payment of base salary through date of termination.

      -Cause Defined: "Cause" shall mean the Executive willfully neglects his duties hereunder, is convicted of any felony or gross misdemeanor (except traffic related), is guilty of gross misconduct in connection with the performance of his duties hereunder, or materially breaches affirmative or negative covenants or undertakings hereunder (including under Appendix A).

o     NON-COMPETITION AND CONFIDENTIALITY AGREEMENTS:

      Executive agrees to be bound by the terms of the Non-competition and Confidentiality Agreement attached as Appendix A, which is hereby incorporated by reference.

o     FRINGE BENEFITS AND EMPLOYEE BENEFITS:

      Existing fringe benefit plans and entitlements will be continued.

o     COUNTERPARTS AND ADDITIONAL DOCUMENTATION:

      This Memorandum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Upon the request of either of the parties hereto, this

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      Memorandum shall be augmented with more extensive documentation, but the opportunity to request such additional documentation shall not affect the binding nature of this Memorandum.

                                    NBC ACQUISITION CORP.


                                    By
                                      -------------------------
                                    Its Chairman

                                    Executive


                                    ---------------------------
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                                                                      Appendix A

                  Non-Competition and Confidentiality Agreement

Capitalized terms used herein without definition shall have the respective meanings specified in the Memorandum of Understanding dated as of February 13, 1998 between NBC Acquisition Corp. and [name of executive] (the "Memorandum of Understanding").

      I. Executive acknowledges that (i) the principal business of the Company is the wholesale distribution of used college textbooks and the ownership (or management) of college bookstores (the "Company Business"); (ii) he is one of the limited number of persons who has developed such business; (iii) the business of the Company is national and international in scope; (iv) his work for the Company has brought him and will continue to bring him into close contact with many confidential affairs not readily available to the public; and
(v) the Buyer is spending millions of dollars to acquire the Company and would not purchase the Company but for the agreements and covenants of Executive contained herein. Executive covenants and agrees that:

            A. Non-Competition. During the term of Executive's employment by the Company or any of its affiliates and for a period of three years following the termination (whether for cause or otherwise) of Executive's employment with the Company and all of its affiliates (the "Restricted Period"), Executive shall not in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the employ of, or render any services to, any person engaged in such activities; or (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Executive may work for or own a college bookstore, if the annual sales of the company that owns such bookstore do not exceed $10,000,000, and that Executive may own, directly, or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if Executive (a) is not a controlling person of, or a member of a group which controls, such person and (b) does not, directly or indirectly, own 1% or more of any class of securities of such person.

            B. Confidential Information. During the term of Executive's employment by the Company or any of its affiliates and during the Restricted Period, Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Company, all confidential matters of the Company and its affiliates, including, without limitation, trade "know-how," secrets, consultant contracts, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture,
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technical processes, designs and design projects, inventions and research projects and other business affairs of the Company and its affiliates learned by Executive heretofore or hereafter, and shall not disclose them to anyone outside of the Company and its affiliates, either during or after employment by the Company or any of its affiliates, except (i) as required in the course of performing duties hereunder, (ii) with the Company's express written consent,
(iii) if such information is or becomes generally known by the public other than as a result of a breach hereof or of a similar Non-Competition and Confidentiality Agreement, or (iv) as required by law or judicial or administrative process.

            C. Property of the Company. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Executive or made available to Executive concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of Executive's employment with the Company or any of its affiliates or at any other time on request.

            D. Employees of the Company. During the Restricted Period, Executive shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company and all of its affiliates.

            E. Consultants of the Company. During the Restricted Period, Executive shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates any consultant, who provides consulting services material to the operation of the Company Business, then under contract with the Company or any of its affiliates.

      II. Rights and Remedies Upon Breach. If Executive breaches, or threatens to commit a breach of, any of the provisions of Paragraph I (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

            A. Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

            B. Accounting. The right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals,
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increments or other benefits (collectively, "Benefits") derived or received by
Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Executive shall account for and pay over such Benefits to the Company.

            C. Discontinuance of Payment. The right and remedy to discontinue the payment of any amounts owing under the Memorandum of Understanding.

      III. Severability of Covenants. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

      IV. Blue-Pencilling. If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.